Exhibit 99.2

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD.

Audited Balance Sheets

December 31, 2020 and 2019

To:	The Board of Directors and Stockholders of

Anhui Ansheng Petrochemical Equipment Co., Ltd.

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Anhui Ansheng Petrochemical Equipment Co., Ltd. (the “Company”) as of December 31, 2020 and 2019, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had incurred substantial losses during the year, and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

Certified Public Accountants

San Mateo, California

August 6, 2021

We have served as the Company’s auditor since 2021.

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD.

Audited Balance Sheets

As of December 31, 2020 and 2019

(Stated in US Dollars)

	2020	2019
Cash	$166,640	$1,391,046
Restricted Cash	346,330	28,669
Notes Receivable	215,541	309,994
Accounts Receivable, net	1,159,371	1,012,721
Other Receivable, net	1,206,146	3,003,360
Account Receivables-Related Party	2,310,786	2,500,788
Other Receivable-Related Party	205,109	1,871,783
Advance to Suppliers	109,588	324,698
Inventory	3,266,338	2,114,160
Total Current Assets	8,985,849	12,557,219

Plant & Equipment, net	4,143,613	3,861,147
Intangible Assets, net	644,109	642,104
Total Assets	$13,773,571	$17,060,470

LIABILITIES & STOCKHOLDERS’ EQUITY

Liabilities
Short-term Loans	3,762,179	3,385,393
Accounts Payable	2,415,361	2,923,275
Taxes Payable	123,213	74,444
Other Payable	380,080	391,219
Related Party Payable	2,660,214	5,102,374
Accrued Liabilities	111,275	72,723
Customer Deposits	3,516,634	3,783,742
Total Current Liabilities	12,968,956	15,733,170
Total Liabilities	12,968,956	15,733,170

Stockholders’ Equity
Paid In Capital	3,045,776	3,045,776
Retained Earnings	(2,237,620)	(1,656,337)
Accumulated Other Comprehensive Loss	(3,541)	(62,140)
Total Stockholders’ Equity	804,615	1,327,300
Total Liabilities & Stockholders’ Equity	$13,773,571	$17,060,470

See Accompanying Notes to the Financial Statements

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD.

Audited Statements of Operations and Comprehensive Loss

For the years ended December 31, 2020 and 2019

(Stated in US Dollars)

	2020	2019

Net Revenues	$7,946,862	$8,230,726
Cost of Revenues	6,147,192	7,787,796
Gross Profit	1,799,670	442,930

Operating Expenses
Selling Expenses	320,983	176,214
General & Administrative Expenses	1,984,933	124,112
Total Operating Expense	2,305,916	300,326

Operating (Loss) Income	(506,246)	142,604

Other Income (Expenses)
Other Income	133,741	2,235
Other Expenses	(40,207)	(348,022)
Interest Income	72,056	3,635
Interest Expense	(240,626)	(311,121)
Total Other Expense	(75,037)	(653,272)

Loss Before Tax From Operations	(581,283)	(510,668)

Provision For Income Tax	-	-

Net Loss	$(581,283)	$(510,668)

Other Comprehensive Loss
Foreign currency translation adjustment	58,599	(24,477)

Comprehensive Loss	$(522,685)	$(535,145)

See Accompanying Notes to the Financial Statements

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD.

Audited Statements of Stockholders’ Equity

For the years ended December 31, 2020 and 2019

(Stated in US Dollars)

	Paid in Capital	Retain Earnings	Accumulated Other Comprehensive Loss	Total
Balance, January 1, 2019	$3,045,776	$(1,145,668)	$(37,663)	$1,862,445
Net loss	-	(510,668)	-	(510,668)
Foreign currency translation adjustment	-	-	(24,477)	(24,477)
Balance, December 31, 2019	$3,045,776	(1,656,337)	$(62,140)	1,327,300

Balance, January1, 2020	$3,045,776	(1,656,337)	$(62,140)	$1,327,300
Net loss	-	(581,283)	-	(581,283)
Foreign currency translation adjustment	-	-	58,599	58,599
Balance, December 31, 2020	$3,045,776	$(2,237,620)	$(3,541)	$804,615

See Accompanying Notes to the Financial Statements

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD.

Audited Statements of Cash Flows

For the years ended December 31, 2020 and 2019

(Stated in US Dollars)

	2020	2019
CASH FLOWS FROM OPFRATING ACTIVITIFS:
Net loss	$(581,283)	$(510,668)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation	295,197	104,701
Amortization	40,116	26,502
Provision (recovery of) for doubtful accounts	782,415	(910,102)

Change in operating assets and liabilities
Note receivables	(109,631)	(272,526)
Account receivable	(240,738)	4,798,313
Account receivable-related party	343,357	72,480
Inventory	(951,591)	282,989
Prepayments and deposit	224,729	619,855
Other receivables	1,282,460	(2,767,240)
Other receivables-Related party	1,699,079	2,906,479
Accounts payables	(671,733)	(248,447)
Advance from customer	(500,238)	(2,987,878)
Other payables and accruals	(4,423)	(3,069,005)
Related party payable	(2,644,032)	4,785,000
Taxes payable	41,263	(25,695)
Net cash (used in) provided by operating activities	(995,054)	2,804,758

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(309,771)	(481,230)
Net cash used in investing activities	(309,771)	(481,230)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments of) short-term loan - bank	134,925	(922,349)
Net cash provided by (used in) financing activities	134,925	(922,349)

EFFECT OF EXCHANGE RATE ON CASH	263,155	(16,165)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(906,745)	1,385,104

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT BEGINNING OF YEAR	1,419,715	34,701

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF YEAR	$512,970	$1,419,715

Supplementary cash flow information:
Interest received	$72,056	$3,635
Interest paid	$240,626	$311,121

See Accompanying Notes to the Financial Statements

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD.

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Anhui Ansheng Petrochemical Equipment Co., Ltd. (“Ansheng” or “the Company”) was incorporated under the laws of the People’s Republic of China (“China” or ‘PRC”) on May 22, 2012. Anhui Ansheng Petrochemical Equipment Co., Ltd. is an engineering company specializing in manufacturing steel tanks like refinery pressure vessels, low temperature & cryogenic storage facilities, and elevated water storage tanks. The Company provides a wide range of master products, including barrier and explosion-proof skid-mounted refueling device, SF double-layer buried oil storage tank. Our business is aligned into three business unit: Barrier and explosion-proof skid-mounted refueling device division, LNG cryogenic device division, and SF double-layer oil tank division.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

The accompanying financial statements have been prepared on a going-concern basis. The going-concern basis assumes that assets will be realized and liabilities will be settled in the ordinary course of business in the amounts disclosed in the financial statements. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. For the years ended December 31, 2020 and 2019, the Company had an accumulated deficit of $2,237,620 and $1,656,337, respectively. For the years ended December 31, 2020 and 2019, the Company incurred substantial losses of $581,283 and $510,668, respectively. As of December 31, 2020, the Company had a working capital deficit of approximately $3,983,106. These conditions raise substantial doubt as to whether the Company may continue as a going concern.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plan for the Company’s continued existence is dependent upon management’s ability to execute the business plan, develop the plan to generate profit; additionally, management may need to continue to rely on certain related parties to provide funding for investment, for working capital and general corporate purposes. If management is unable to execute its plan, the Company may become insolvent.

Method of accounting

Management has prepared the accompanying financial statements and these notes following generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Uses of estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses reporting period. These estimates are based on information as of the date of the financial statements. Significant estimates required to be made by management include, but are not limited to, provision for doubtful accounts, the valuation of inventories, useful lives of property, plant, and equipment and intangible assets, the recoverability of long-lived assets, valuation of accounts receivables, revenue recognition and deferred revenue, valuation of prepayments and other assets and realization of deferred tax assets. Actual results could differ from those estimates.

Cash

Cash comprises cash at banks and on hand, which includes deposits with original maturities of three months or less with commercial banks in PRC. Cash denominated in RMB with a U.S. dollar equivalent of $0.17 million and 1.39 million as of December 31, 2020, and 2019, respectively, were held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies. Also, these balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness.

Restricted cash represents interest-bearing deposits placed with banks to secure banking facilities in the form of loans and notes payable. The funds are restricted from immediate use and are designated for settlement of loans or notes when they become due. The restricted cash is as follows:

As of December 31, 2020, the balance of restricted cash was $0.35 million. The company was sued for the dispute between the company and the natural persons Mao Jinyi and You Tieming due to the loan contracts. The amount of the lawsuit was $0.15 million, and the judicial frozen amount was $0.35 million.

As of December 31, 2019, the balance of restricted cash was $0.03 million, which was the performance bond.

Notes Receivable

Notes receivable represent commercial notes due from various customers where the customers’ banks have guaranteed the payments. The notes are noninterest-bearing and normally paid within three to six months. The Company can submit requests for payments to the customer’s banks earlier than the scheduled payments date but will incur an interest charge and a processing fee.

Accounts Receivables

Account receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when the collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products.

Advances and prepayments to Suppliers

The Company makes advance payments to suppliers. Upon raw materials is provided by suppliers, the applicable amount is reclassified from advances and prepayments to inventory.

Plant and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Useful life
Buildings	20 years
Production equipment	10 years
Office equipment, fixtures, and furniture	5 years
Electronic equipment	3 years
Automobile	4 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss are included in the Company’s results of operations.

Intangible Assets

Intangible assets consist primarily of land use rights acquired and software purchased which are stated at cost less accumulated amortization and impairment if any. Intangible assets are amortized using the straight-line method over the estimated useful lives, which are generally 5 years for software and 50 years for land use rights. The estimated useful lives of amortized intangible assets are reassessed if circumstances occur that indicate the original estimated useful lives have changed.

Impairment of Long-lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. For the years ended December 31, 2020 and 2019, no impairment were recorded for Plant and Equipment.

Financial Instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company adopted ASC 606 “Revenue Recognition,” and recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

1. identify the contract with a customer;

2. identify the performance obligations in the contract;

3. determine the transaction price;

4. allocate the transaction price to performance obligations in the contract; and

5. recognize revenue as the performance obligation is satisfied.

The Company enters into contracts to sell explosion-proof skid-mounted refueling device, SF double-layer buried oil storage tank. The transaction price is based on the fixed contractual price with the customers. Billings to the customers for the sale of products occur at the time the products are transferred to the customers. Product sale contracts typically include a single performance obligation. The Company recognizes revenues at the time the product is delivered to the customers and when the performance obligation has met.

The Company generally provides a limited warranty for its product sales. The products’ warranty period is typically 30 days upon delivery following PRC national warranty standard. The Company determines that such a product warranty is not a separate performance obligation because the nature of warranty is to assure that a product will function as expected and following the customers’ specifications and the Company has not sold the warranty separately. The Company has not incurred a material warranty expense on any contract, therefore, the Company does not believe an accrual for warranty cost is necessary for the years ended December 31, 2020, and 2019. However, as a policy, provisions for warranty liability will be made during the period in which a provision for warranty liability becomes probable and can be reasonably estimated.

Value-added tax (“VAT”)

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on the gross sales price and VAT rates range from 6% and up to 17% before May 2018, up to 16% starting from May 2018, and up to 13% starting from April 2019, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for the recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2020	2019
Period-end RMB: US$ exchange rate	6.5249	6.9762
Period average RMB: US$ exchange rate	6.8976	6.8985

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. Early adoption is permitted. The Company has no lease as of December 31, 2020 and 2019. The Company’s adoption of this guidance does not have a material impact on its financial statements.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for following Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to elect irrevocably, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 – Financial Instruments – Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 - Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this ASU on its financial statements.

On June 20, 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting for share-based payment awards issued to employees and nonemployees. Under ASU No. 2018-07, the existing employee guidance will apply to nonemployee share-based transactions (as long as the transaction is not effectively a form of financing), except specific guidance related to the attribution of compensation cost. The cost of nonemployee awards will continue to be recorded as if the grantor had paid cash for the goods or services. Besides, the contractual term will be able to be used instead of an expected term in the option-pricing model for nonemployee awards. The new standard was effective for us on January 1, 2019. Early adoption is permitted, including in interim periods, and should be applied to all new awards granted after the date of adoption. The Company does not expect this guidance will have a material impact on its financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis, and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its financial statements.

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for specific forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the Company beginning January 1, 2021. The Group is currently evaluating the effect of adopting this ASU on its financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of income, and comprehensive income, and statements of cash flows.

Note 3 — ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	December 31,	December 31,
	2020	2019

Accounts receivable	$2,356,929	$1,966,429
Less: allowance for doubtful accounts	(1,197,558)	(953,708)
Accounts receivable, net	$1,159,371	$1,012,721

Allowance for doubtful accounts movement:

	December 31,	December 31,
	2020	2019

Beginning balance	$(953,708)	$(1,916,843)
Provision	(168,274)	-
Recovery	-	942,590
Exchange rate effect	(75,576)	20,545
Ending balance	$(1,197,558)	$(953,708)

During the year ended December 31, 2020, the Company recorded a provision of $168,274 of allowance for doubtful accounts. The foreign currency translation effect amounted to $75,576. The balance of allowance for doubtful accounts amounted to $1,197,558 as of December 31, 2020.

During the year ended December 31, 2019, the Company recorded a recovery of $942,590 of allowance for doubtful accounts. The foreign currency translation effect amounted to $20,545. Balance of allowance for doubtful accounts amounted to $953,708 as of December 31, 2019. There is no write-off from allowance for doubtful accounts during the years ended December 31, 2020, and 2019.

Note 4 — INVENTORY

The components of inventory at December 31, 2020 and 2019 were as follows:

	December 31,	December 31,
	2020	2019

Materials	$826,511	$806,631
Finished goods	1,216,875	776,567
Work in Progress	1,222,952	530,961
Total	$3,266,338	$2,114,159

There is no allowance for doubtful accounts and write-off from the allowance for inventory reserve during the years ended December 31, 2020, and 2019.

Note 5 — PLANT, AND EQUIPMENT

Plant and equipment, net, consist of the following:

	December 31,	December 31,
	2020	2019
Buildings	$3,806,062	$3,510,385
Production equipment	1,069,579	755,244
Office equipment, fixtures, and furniture	133,471	113,154
Transportation equipment	136,436	127,610
Subtotal	5,145,548	4,506,393
Less: accumulated depreciation	(1,001,935)	(645,246)
Plant and equipment, net	$4,143,613	$3,861,147

Depreciation expenses for the years ended December 31, 2020, and 2019 amounted to $295,197 and $104,701, respectively.

Note 6 — INTANGIBLE ASSETS

Intangible assets, net, consist of the following:

	December 31,	December 31,
	2020	2019
Software purchased	$16,771	$15,687
Land use rights	766,873	717,262
Subtotal	783,644	732,949
Less: accumulated amortization	(139,535)	(90,845)
Intangible assets, net	$644,109	$642,104

The amortization expenses were $40,116 and $26,502 for the years ended December 31, 2020, and 2019, respectively.

Note 7 — OTHER RECEIVABLES

Outstanding balances of other receivables consisted of the following:

	31 December, 2020		31 December, 2019
Name of customer	Balances	Proportion	Balances	Proportion
Meihekou Chuangyuan Chemical Co., Ltd.	$640,351	53%	$-	-
Guo Jie	508,120	42%	860,903	29%
Others	57,675	5%	2,142,457	71%
Total	$1,206,146	100%	$3,003,360	100%

As of December 31,2020 and 2019, the other receivables balances were $1,206,146 and $3,003,360, respectively. The balances at the end of 2020 mainly came from the loans to Meihekou Chuangyuan Chemical Co., Ltd. and Guo Jie. As of the dated of this report was issued, Meihekou Chuangyuan Chemical Co., LTD has paid back $153,259 and Guo Jie has paid back $229,889 to the Company, respectively, and both parties have got a deal with the company that the remaining amount will be settled before December 31, 2021.

Note 8 — RELATED PARTIES BALANCES AND TRANSACTIONS

Accounts receivable – related party:

As of December 31, 2020 and 2019, the outstanding account receivables-related party balances were $2,310,786 and $2,500,788, respectively. These amounts were due from Wuxi Xing Anbang Petrochemical Equipment Co. Ltd., whose corporate legal representative has directly relatives with the former legal representative of Ansheng.

Other receivables – related parties:

Other receivables-related parties are those non-trade receivables arising from transactions between the Company and certain related parties, such as loans to these related parties. These loans are unsecured, non-interest bearing, and due on demand.

Name of related party	Relationship	31 December, 2020	31 December, 2019
Xu Guo Qiang	Senior management	$110,852	$91,218
Tang Yu Feng	Shareholder	55,488	57,338
Tang Xiao Qun	Significantly influenced	38,769	36,261
Wuxi Xing Anbang Petrochemical Equipment Co. Ltd.	Significantly influenced	-	1,686,966
Total		$205,109	$1,871,783

As of December 31, 2020, and 2019, the outstanding other receivables balance due from the related party was $205,109 and $1,871,783, respectively.

Related party payable

Other payables–related parties are those non-trade payables arising from transactions between the Company and certain related parties, such as advanced made by the related party on behalf of the Company. This advance is unsecured and non-interest-bearing and due on demand.

Name of related party	Relationship	31 December, 2020	31 December, 2019
Su Lei	Senior management	$2,197,642	$4,669,727
Tang Jin Fang	Significantly influenced	4,962	4,641
Wuxi Yangchang Chemical Machinery Factory	Significantly influenced	344,833	322,525
Tang Yun Hua	Significantly influenced	112,777	105,481
Total		$2,660,214	$5,102,374

As of December 31, 2020, and 2019, the outstanding related party payable balance due to the related parties was $2,660,214 and $5,102,374, respectively.

Note 9 — SHORT-TERM LOANS

Outstanding balances of short-term loans consisted of the following:

Lender	Maturity	Weighted average interest rate	31 December, 2020	31 December, 2019
Anhui Langxi Rural Commercial Bank Co., Ltd.	31-Dec-21	3.85%	$2,835,292	$2,078,495
Langxi County Sichuang Science and Technology Pioneer Park Development Co., Ltd.	31-Dec-21	10.00%	$773,627	$1,163,553
Other third party loan	31-Dec-21	12.00%	$153,260	$143,345
Total			$3,762,179	$3,385,393

The short-term bank loan from Anhui Langxi Rural Commercial Bank Co., Ltd., which Langxi County Sme Financing Guarantee Co., Ltd. undertook the guarantee responsibility, was a credit loan.

The production facilities and its equipments in the amount of $459,777 were used as collateral for the loan from Langxi County Sichuang Science and Technology Pioneer Park Development Co., Ltd. The total assets of the entity, Wuxi Xinganbang Petrochemical Equipment Co., Ltd., were used as collateral for the remaining amount of the loan.

Other third party loan was a credit loan.

All loans were primarily obtained for general working capital purpose.

Note 10 — CUSTOMER DEPOSITS

As of December 31,2020 and 2019,the balances of customer deposit consist of the following:

	31 December, 2020		31 December, 2019
Name of customer	Balances	Proportion	Balances	Proportion
Beijing Aerospace Star Technology Co., Ltd.	$2,310,786	66%	$2,161,298	57%
Anhui Linhong Heavy Industry Technology Co., Ltd.	361,569	10%	-	-
Others	844,279	24%	1,622,444	43%
Total	$3,516,634	100%	$3,783,742	100%

The deposits of Beijing Aerospace Star Technology Co., Ltd. were prepayment for purchases. By December 31,2020, goods in the amount of $869,192 have been delivered. As the customer has not completed the equipment installation and signed off the acceptance, the relevant revenue and cost cannot be recognized, and the advance payment has not been reduced accordingly.

The deposits of Anhui Linhong Heavy Industry Technology Co., Ltd. were prepayment for purchases. As of the dated of this report was issued, the balance with the advance payment has been settled, and the goods have been delivered.

The rest of the deposits were the advance payment of sales contracts, purchased by several small customers.

Note 11 — TAXES

Corporate Income Taxes (“CIT”)

PRC-Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays, and even tax exemption may be granted on a case-by-case basis. The Company is subject to an income tax rate of 25%. Due to continuous losses incurred for the years ended December 31, 2020, and 2019, the Company had $nil income tax payable.

a.	The following table reconciles PRC statutory rates to the Company’s effective tax rate:

	December 31, 2020	December 31, 2019
Loss attributed to PRC operations	$(581,283)	$(510,668)
Loss before tax	(581,283)	(510,668)

PRC Statutory Tax at 25% Rate	(145,321)	(127,667)
Effect of tax exemption granted	-	-
Valuation allowance	145,321	127,667
Income tax	$-	$-

b.	The following table summarizes deferred tax assets resulting from differences between financial accounting basis and tax basis of assets and liabilities:

	December 31,	December 31,
	2020	2019
Deferred tax assets:	$145,321	$127,667
Valuation allowance	(145,321)	(127,667)
Total	$-	$-

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. In consideration of prudent principle at present the Company has made 100% allowance of the deferred tax assets as of December 31, 2020 and December 31, 2019.

Note 12 — CONCENTRATIONS

a. Customers concentrations:

For the year ended December 31, 2020, three customers accounted for 26%, 18% and 13% of the Company’s total revenues, respectively. For the year ended December 31, 2019, two customers accounted for 19% and 15% of the Company’s total revenues, respectively. As of December 31, 2020, one customer accounted for 15% of the Company’s total accounts receivables. As of December 31, 2019, one customer accounted for 10% of the Company’s total accounts receivables.

b. Suppliers concentrations:

For the year ended December 31, 2020, one supplier accounted for 16.6% of the Company’s total purchases. For the year ended December 31, 2019, one supplier accounted for 12.5% of the Company’s total purchases. As of December 31, 2020, three suppliers accounted for 13%, 13% and 11% of the Company’s total accounts payable, respectively. As of December 31, 2019, three suppliers accounted for 19%, 13% and 10% of the Company’s total accounts payable, respectively.

Note 13 — RISKS

a.	Credit risk

The Company’s deposits are made with banks located in the PRC. The deposits are made with banks located in the PRC that do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

b.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

c.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

Note 14 — SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence concerning conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence concerning conditions that did not exist at the date of the balance sheet but arose after that date. The Company has evaluated subsequent events from December 31, 2020, through the date the financial statements were available to be issued, and has determined that there were no material subsequent events that require disclosure.